EXHIBIT 4.2

                  THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED EXCEPT UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ADDRESSED TO THE COMPANY TO SUCH EFFECT; PROVIDED, THAT SUCH OPINION SHALL BE IN FORM AND SUBSTANCE AND FROM COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

VOID AFTER 5:00 P.M. NEW YORK TIME, [INSERT EXPIRATION DATE]


Certificate No.                                             Warrant to Purchase
               ------                                  [Insert number of Shares]


Shares of Common Stock

                                  BIOTIME, INC.
                         COMMON SHARE PURCHASE WARRANTS

                  This certifies that, for value received, [Insert name of Holder] or registered assigns (the "Holder"), is entitled to purchase from Biotime, Inc. a California corporation (the "Company"), at any time after 9:00 A.M., New York time, on [Insert Date of Allowed Exercise pursuant to Section 1 of the Warrant Agreement referred to below] at a purchase price per share [Insert Warrant Price determined pursuant to Sections 9 and 10 of the Warrant Agreement] (the "Warrant Price"), the number of its Common Shares, no par value per share (the "Common Stock"), shown above. The number of shares purchasable upon exercise of the Common Share Purchase Warrants (the "Warrants") and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. Outstand-ing Warrants not exercised prior to 5:00 p.m., New York time, on [Insert Expiration Date pursuant to Section 1 of the Warrant Agreement] shall thereafter be void.

                  Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed, which signature shall be guaranteed by a bank or trust company or a broker or dealer which is a member of the National Association of Securities Dealers, Inc., and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 10.5) of the Warrant Agreement at the principal office of the Company (or if a Warrant Agent is appointed, at the principal office of the Warrant Agent). Payment of such price shall be made in cash or by certified or bank cashier's check. As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased

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



upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

                  This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of September 13, 1995 between the Company and Greenbelt Corp. and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company. In the event that pursuant to Section 13 of the Warrant Agreement a Warrant Agent is appointed and a new warrant agreement entered into between the Company and such Warrant Agent, then such new warrant agreement shall constitute the Warrant Agreement for purposes hereof and this Warrant Certificate shall be deemed to have been issued pursuant to such new warrant agreement.

                  Upon any partial exercise of the Warrant evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrant evidenced by this Warrant Certificate shall not have been exercised. This
Warrant Certificate may be exchanged at the office of the Company (or the Warrant Agent, if appointed) by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. This Warrant Certificate is transferable at the office of the Company (or the Warrant Agent, if appointed) in the manner and subject to the limitations set forth in the Warrant Agreement.

                  The Holder hereof may be treated by the Company, the Warrant Agent (if appointed) and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company (and the Warrant Agent, if appointed) may treat the Holder hereof as the owner for all purposes.

                  Neither the Warrant nor this Warrant Certificate entitles any Holder to any of the rights of a stockholder of the Company.

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



                  [This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.]*

DATED:

                  BIOTIME, INC.


(Seal)    By:________________________

                  Title:

                  Attest:____________________

[COUNTERSIGNED:


WARRANT AGENT


By:_________________________]*
          Authorized Signature

--------------------

* To be part of the Warrant only after the appointment of a Warrant Agent pursuant to Section 13 of the Warrant Agreement.

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



                                  PURCHASE FORM

                    (To be executed upon exercise of Warrant)



To Biotime, Inc.:

                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _____ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or bank cashier's check in the amount of $_________.

                  Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

PLEASE INSERT SOCIAL SECURITY        NAME
OR OTHER IDENTIFYING NUMBER          (Please Print Name &
OF ASSIGNEE                           Address)


___________________________    Address

___________________________    Signature

NOTE: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder less any fraction of a share paid in cash.

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




                                   ASSIGNMENT

          (To be executed only upon assignment of Warrant Certificate)

                  For value received, _____________ hereby sells, assigns and transfers unto _______________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:___________________                           ____________________________
                             NOTE: The above signature should correspond exactly with the name on the face of this Warrant Certificate.



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